                                                                       EXHIBIT 5







                          Opinion of Alston & Bird LLP

                                 ALSTON&BIRD LLP
                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                        Fax: 404-881-7777 Telex: 54-2996

                                 March 30, 1998

MAPICS, Inc.
5775-D Glenridge Drive
Atlanta, Georgia  30328

         Re:      Form S-8 Registration Statement --
                  Four Benefit Plans

Ladies and Gentlemen:

         We have acted as counsel for MAPICS, Inc., a Georgia corporation (the "Corporation"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 1,260,000 shares of the Corporation's common stock, $0.01 par value ("Common Stock"), that may be issued pursuant to (i) the MAPICS, Inc. 1998 Non-Employee Director Stock Option Plan, (ii) the MAPICS, Inc. 1998 Non-Employee Directors Stock Incentive Plan, (iii) the MAPICS, Inc. 1998 Long-Term Incentive Plan, and (iv) the MAPICS, Inc. 1998 Employee Stock Purchase Plan (collectively, the "Plans"). This Opinion Letter is rendered pursuant to
Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

         In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Corporation, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. The opinions set forth herein are limited to the laws of the State of Georgia.

         Based upon the foregoing, it is our opinion that the 1,260,000 shares of Common Stock covered by the Registration Statement and to be issued pursuant to the Plans, when issued in accordance with the terms and conditions of the Plans, will be legally and validly issued, fully paid and nonassessable.

         This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                       Sincerely,

                                       ALSTON & BIRD LLP


                                       By:  /s/ LAURA G. THATCHER
                                          ------------------------------------
                                          Laura G. Thatcher, Partner